UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2010

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction	Commission File	(I.R.S. Employer Identification number)
of incorporation)	Number

1444 Wazee Street, Suite 210, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 946-6440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events

On July 9, 2009, the Company reported that it had entered into an exclusive evaluation and option to license agreement with Nobel Biocare, a world leader in innovative restorative and esthetic dental solutions. Under terms of the agreement, Nobel Biocare had an exclusive period to evaluate, negotiate commercialization terms and license the Company’s Cerashield™ antimicrobial technology for certain oral and cranial maxillofacial applications for a period of up to eleven months.  On May 3, 2010, the parties extended the exclusive evaluation and option to license period to October 6, 2010.

On September 1, 2009, the Company reported that a global, multi-billion dollar healthcare company had exercised its option for an exclusive 90 day period to negotiate licensing terms for use of Cerashield™ for a specific medical device under a previously announced evaluation and option to license agreement.   On December 2, 2009, the parties agreed to extend this exclusivity period until May 1, 2010 in return for undisclosed financial consideration.  This agreement expired on May 1, 2010 without consummation of a license agreement.

ITEM 9.01             Financial Statements and Exhibits

None.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	May 6, 2010	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer